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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Octagon, Inc.

Altamonte Springs, Florida

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 1997 relating to the consolidated financial statements of Octagon, Inc., which is contained in that Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP


Orlando, Florida



May 5, 1997